UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2010

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21937	68-0262011
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2411 Stanwell Drive

Concord, California 94520

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2010, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Cerus Corporation (the “Company”), pursuant to authority delegated to the Compensation Committee by the Board of Directors, approved the creation of a bonus pool in accordance with the terms of the Company’s Bonus Plan for Senior Management of Cerus Corporation (the “Bonus Plan”). Pursuant to the terms of the Bonus Plan, 70% of each recipient’s bonus was awarded in cash and 30% was awarded in the form of restricted stock units with the exception of Dr. Corash, who was awarded 45.5% of his bonus in cash, 24.5% of his bonus in the form of a fully-vested stock bonus award and the remaining 30% of his bonus in the form of restricted stock units. The bonuses paid to the Company’s current principal financial officer and each of the Company’s named executive officers (as such term is defined by Regulation SK Item 402(a)(3), 17 C.F.R. §229.10, et. seq.) that were employees as of December 31, 2009 are set forth in the table below:

Name	2009 Total Bonus Amount	2009 Cash Bonus	2009 Stock Bonus(2)	2009 Restricted Stock Units(1)	2009 Salary
Claes Glassell President & Chief Executive Officer	$147,000	$102,901	—	23,837	$490,000

Laurence M. Corash, M.D. Senior Vice President & Chief Scientific Officer	$56,250	$25,595	7,449	9,121	$375,000	(3)

Howard G. Ervin Vice President, Legal Affairs	$46,730	$32,712	—	7,577	$311,531

William M. Greenman Senior Vice President, Business Development & Marketing	$46,800	$32,760	—	7,589	$312,000

Kevin D. Green Vice President, Finance and Chief Accounting Officer	$23,100	$16,171	—	3,745	$220,000

(1)	The portion of bonuses paid in stock are based on the closing price per share of the Company’s common stock on the date such awards are granted. The closing price per share on January 6, 2010 was $1.85. Each restricted stock unit vests annually over three years and is released after the three year period has elapsed.
(2)	The stock bonus made to Dr. Corash was fully vested upon grant.
(3)	Dr. Corash’s base salary is paid 65% in cash and 35% in common stock in accordance with his employment letter, dated July 30, 2009, filed as Exhibit 10.44 to the Company’s Current Report on Form 8-K (No. 000-21937), filed with the Securities and Exchange Commission on August 5, 2009.

As permitted under the Bonus Plan, the Compensation Committee used its discretion to fund a bonus pool based on 30% of each individual’s target bonus percentage for 2009 in recognition of the strong performance by the Company’s officers in a challenging year of transition. The target bonus percentage for 2009 was 100% for Mr. Glassell, 50% for each of Dr. Corash, Mr. Greenman and Mr. Ervin and 35% for Mr. Green. The Company’s corporate goals for 2009 included sales and cash-flow targets and the achievement of specific performance metrics.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION
Dated: January 11, 2010
	By:	/s/ KEVIN D. GREEN
Kevin D. Green
Vice President, Finance and Chief Accounting Officer